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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                   FORM 8-K

                                CURRENT REPORT
                      PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): August 12, 1997

                             COMMNET CELLULAR INC.
              (Exact name of registrant as specified in charter)


Colorado                             0-15056                84-0924904
(State or other Jurisdiction         (Commission            (I.R.S. Employer
of Incorporation)                    File Number)           Identification No.)

8350 East Crescent Parkway                                  80111
Suite 400                                                   (Zip Code)
Englewood, Colorado
(Address of Principal
Executive Offices)

Registrant's telephone number, including area code: (303) 694-3234

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Item 5.   Other Events.

          On August 12, 1997, CommNet Cellular Inc. (the "Company") received notice of a Petition to Dismiss or Deny (the "Consolidated Petition") submitted to the Federal Communications Commission (the "FCC") on August 11, 1997 by Pueblo Cellular, Inc., Platte River Cellular, Inc., Sangre De Cristo Cellular, Inc., Smoky Hill Cellular, Inc., Sand Dunes Cellular, Inc., San Isabel Cellular, Inc., and Yellowstone Cellular, Inc. (collectively, the "Consolidated Petitioners"). The Consolidated Petitioners are partners in limited partnerships affiliated with the Company. Pursuant to the Consolidated Petition, the Consolidated Petitioners request the FCC to dismiss or deny the Company's and Blackstone CCI Capital Partners L.P.'s (the "Partnership") joint application to the FCC to transfer control of certain cellular licenses from the Company to the Partnership (the "Transfer Application") in connection with the merger of AV Acquisition Corp., a Delaware corporation formed by an affiliate of the Partnership, into the Company (the "Merger"). A similar petition was filed by Pueblo Cellular, Inc., Platte River Cellular, Inc., Sangre De Cristo Cellular, Inc., Smoky Hill Cellular, Inc., San Isabel Cellular, Inc., and Yellowstone Cellular, Inc. on August 14, 1997 with respect to the transfer of control of certain microwave licenses from the Company to the Partnership.

          On August 12, 1997, the Company received notice of four substantially identical Petitions to Dismiss or Deny (collectively, the "Petitions") submitted to the FCC on August 11, 1997 by: Shell Rock Telephone Company and F.W.C., Inc.; Dakota Systems, Inc.; Missouri Valley Cellular, Inc. on its own behalf and on behalf of Missouri Valley Cellular of South Dakota Limited Partnership; and Sanborn Cellular, Inc. on its own behalf and on behalf of Sanborn Cellular of South Dakota Limited Partnership (collectively, the "Petitioners"). The Petitioners are partners in limited partnerships affiliated with the Company. Each Petition seeks dismissal or denial of the Transfer Application.

          It is a condition to consummation of the Merger that all required regulatory approvals are obtained and in full force and effect, including the FCC's approval of the Transfer Application. Although the Company will seek to have the FCC dismiss the Consolidated Petition and the Petitions on an expedited basis, there can be no assurance as to the outcome of such decision, or the time period that may elapse before a decision is reached, and consequently, of the time period that may elapse before the Merger is consummated. The Company believes that it will prevail on the merits on the Consolidated Petition and the Petitions and intends to contest the Consolidated Petition and the Petitions vigorously and to seek expedited treatment by the FCC.
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                                  SIGNATURES


          Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       COMMNET CELLULAR INC.

                                            /s/ Daniel P. Dwyer
Date: August 20, 1997                  By:  _____________________
                                            Daniel P. Dwyer
                                            Chief Financial Officer